UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2005
ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)
39500 Orchard Hill Place, Suite 200, Novi, Michigan 48375
(Address of principal executive offices) (zip code)
(Registrant’s telephone number, including area code): (248) 374-7100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
Press Release dated November 16, 2005

Item 1.01 Entry into a Material Definitive Agreement.
On November 16, 2005, the Compensation Committee of the Board of Directors of ITC Holdings Corp. (the “Company”) approved the crediting of a Special Bonus Amount to participants in the Company’s Executive Group Special Bonus Plan (the “Executive Group Plan”), including payments to the Chief Executive Officer and each of the four other most highly compensated executive officers who were serving as executive officers on December 31, 2004 (the “Named Officers”). The Special Bonus Amount to be credited to plan participants on December 15, 2005 is $0.2625 for each option to purchase common stock of the Company held by the participant. The Named Officers will receive bonuses under the Executive Group Plan in the following amounts:

Name	Special Bonus Amount
Joseph L. Welch	$242,404.83
Edward M. Rahill	$41,104.35
Larry Bruneel	$18,429.33
Linda H. Blair	$40,400.85
Joseph R. Dudak	$18,429.33
In addition, on November 16, 2005, the Compensation Committee approved the grant of 915 shares of the Company’s common stock to Lee C. Stewart, a director of the Company, pursuant to the Company’s Amended and Restated 2003 Stock Purchase and Option Plan for Key Employees (the “Plan”) and in accordance with the Company’s compensation program for its independent directors. The shares are subject to vesting and transfer restrictions which lapse upon the earliest to occur of (i) August 16, 2008, (ii) Mr. Stewart’s death, permanent disability or retirement from the Board, and (iii) a “change of ownership” of the Company (as defined in the Plan). The shares will be forfeited to the Company if Mr. Stewart ceases to be a member of the Board prior to August 16, 2008 or the occurrence of a “change of ownership” for any reason other than due to his death, permanent disability or retirement. Mr. Stewart will be treated as the shareholder of record with respect to such shares (including the right to vote and receive dividends in respect of such shares) from the date of grant, unless the shares are forfeited. The grant is subject to a Restricted Stock Award Agreement. A form of the Restricted Stock Award Agreement will be filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2005.
On November 16, 2005, the Board authorized management to amend the various Management Stockholders’ Agreements between itself and each of the employees of the Company who have received awards under the Plan. The amendment will eliminate the right of the award recipients (or their estates) to require the Company to repurchase the shares or options subject to their awards during the 60 days immediately following the death or permanent disability of the recipient. The amendment provides that the recipient (or his or her estate) may elect, on one occasion within 60 days following the date of the death or permanent disability of the recipient, in exchange for all of the exercisable options then held by the recipient, a number of shares of the Company’s common stock equal to the quotient of (x) the product of (A) the excess, if any, of the fair market value per share over the exercise price of the options and (B) the number of shares subject to exercisable options, divided by (y) the fair market value per share, which options shall be terminated in exchange for such shares of stock. The amendment also provides that transfer restrictions on the recipient’s shares are waived upon the recipient’s death or permanent disability. The amendment of the various Management Stockholders’ Agreements requires the consent of all parties to any such agreement.
The Management Stockholders’ Agreement will also be modified with respect to new employees hired after November 16, 2005 and receiving restricted stock grants after that date so that such employees will not have “piggyback registration rights” with respect to such stock and will not have vesting rights in such stock upon any change of control of the company. The new form of the First Amendment to Management Stockholders’ Agreement will be filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2005 and will replace in its entirety Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (File No. 333-123657).
Item 8.01 Other Events.
On November 16, 2005, the Company issued a press release announcing the declaration of a dividend to its common shareholders. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
     99.1 Press release dated November 16, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
November 22, 2005

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 16, 2005